Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	September 10, 2013
DYCOM INDUSTRIES, INC. CONFIRMS TIME OF PRESENTATION
AT THE D.A. DAVIDSON 12TH ANNUAL ENGINEERING & CONSTRUCTION CONFERENCE
AND ANNOUNCES THE POSTING OF TREND INFORMATION
Palm Beach Gardens, Florida, September 10, 2013 − Dycom Industries, Inc. (NYSE: DY) confirmed that it will make its presentation at the D.A. Davidson 12th Annual Engineering & Construction Conference at the Omni Hotel in San Francisco, California at approximately 11:30 a.m. (ET) today. In addition, the Company announced that a Trend Schedule containing Company and customer information would be available on the Company's website.
A live simulcast of this presentation along with related materials will be available via the Company's website at http://www.dycomind.com under the heading “Events.” If you are unable to listen to the presentation at the scheduled time, a replay of the live simulcast and the related materials will be available at http://www.dycomind.com until Thursday, October 10, 2013. The Trend Schedule will also be available via the Company's website at http://www.dycomind.com under the heading “News.”
Dycom is a leading provider of specialty contracting services. These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.